Cash Accumulation Trust

Liquid Assets Fund

National Money Market Fund

Dryden California Municipal Fund

California Income Series

Dryden Core Investment Fund

Taxable Money Market Series

Short-Term Bond Series

Dryden Global Real Estate Fund, Inc.

Dryden Global Total Return Fund, Inc.

Dryden Government Income Fund, Inc.

Dryden Government Securities Trust

Money Market Series

Dryden High Yield Fund, Inc.

Dryden Index Series Fund, Inc.

Dryden Stock Index Fund

Dryden Municipal Bond Fund

High Income Series

Insured Series

Dryden National Municipals Fund, Inc.

Dryden Short-Term Bond Fund, Inc.

Dryden Short-Term Corporate Bond Fund

Dryden Ultra Short Bond Fund

Dryden Small Cap Core Equity Fund, Inc.

Dryden Tax-Free Money Fund

Dryden Tax-Managed Funds

Dryden Large-Cap Core Equity Fund

Dryden Total Return Bond Fund, Inc.

Jennison 20/20 Focus Fund

Jennison Blend Fund, Inc.

Jennison Natural Resources Fund, Inc.

Jennison Sector Funds, Inc.

Jennison Financial Services Fund

Jennison Health Sciences Fund

Jennison Technology Fund

Jennison Utility Fund

Jennison Small Company Fund, Inc.

Jennison Mid-Cap Growth Fund, Inc.

Jennison Value Fund

MoneyMart Assets, Inc.

Prudential Institutional Liquidity Portfolio, Inc.

Institutional Money Market Series

Prudential Investment Portfolios, Inc.

Dryden Active Allocation Fund

JennisonDryden Asset Allocation Funds

JennisonDryden Conservative Allocation Fund

JennisonDryden Moderate Allocation Fund

JennisonDryden Growth Allocation Fund

Jennison Growth Fund

Jennison Equity Opportunity Fund

Prudential World Fund, Inc.

Dryden International Equity Fund

Strategic Partners International Value Fund

Nicholas-Applegate Fund, Inc.

Strategic Partners Opportunity Funds

Dryden Strategic Value Fund

Jennison Select Growth Fund

Strategic Partners Style Specific Funds, Inc.

Jennison Conservative Growth Fund

Dryden Small Capitalization Value Fund

Target Asset Allocation Funds, Inc.

Target Conservative Allocation Fund

Target Growth Allocation Fund

Target Moderate Allocation Fund

Supplement dated April 5, 2007 to the Prospectus

This supplement amends the Prospectus of each of the Funds referenced above, is in addition to any existing supplement to a Fund’s Prospectus, and amends the prior supplement to each Fund’s prospectus dated February 21, 2007.  All of the changes contained in this supplement will be effective on or about May 29, 2007.

1.                                       The Transfer Agent’s addresses under the captions “How to Buy Shares—Opening an Account,” “Additional Shareholder Services—Automatic Reinvestment,” “How to Sell Your Shares,” and “How to Exchange Your Shares” and on the back cover of each prospectus are deleted and replaced with the following address, except for the Prudential Institutional Liquidity Portfolios, Inc.:

Prudential Mutual Fund Services LLC
P.O. Box 9658
Providence, RI 02940

2.                                       With respect to Prudential Institutional Liquidity Portfolios, Inc. only, the Transfer Agent’s address under the captions “How to Buy Shares—Opening an Account,” “Additional Shareholder Services—Automatic Reinvestment,” “How to Sell Your Shares,” and “How to Exchange Your Shares” and on the back cover of each prospectus is deleted and replaced with the following address:

Prudential Mutual Fund Services LLC
P.O. Box 9656
Providence, RI 02940

3.                                       The following disclosure is to be added to the caption entitled “How to Sell Your Shares — Contingent Deferred Sales Charge (CDSC):”

As part of the sourcing of certain Transfer Agency operations from Prudential Mutual Fund Services, Inc. (“PMFS”) to PFPC that is anticipated to occur in or about May 29, 2007, the methodology for calculating your CDSC will change from a “dollar lot” to a “share lot” methodology.  The methodologies are comparable, and there will be no change in the types of shares excluded from the CDSC calculation, as described above.  The amount of CDSC calculated using a “share lot” calculation may be lower or higher compared to a “dollar lot” calculation, depending upon various factors such as whether the investor purchased fund shares in one or more lots and whether there has been net aggregate appreciation or depreciation across all shares subject to the CDSC.

LR00149

Cash Accumulation Trust

Liquid Assets Fund

National Money Market Fund

Dryden California Municipal Fund

California Income Series

Dryden Core Investment Fund

Taxable Money Market Series

Short-Term Bond Series

Dryden Global Real Estate Fund, Inc.

Dryden Global Total Return Fund, Inc.

Dryden Government Income Fund, Inc.

Dryden Government Securities Trust

Money Market Series

Dryden High Yield Fund, Inc.

Dryden Index Series Fund, Inc.

Dryden Stock Index Fund

Dryden Municipal Bond Fund

High Income Series

Insured Series

Dryden National Municipals Fund, Inc.

Dryden Short-Term Bond Fund, Inc.

Dryden Short-Term Corporate Bond Fund

Dryden Ultra Short Bond Fund

Dryden Small Cap Core Equity Fund, Inc.

Dryden Tax-Free Money Fund

Dryden Tax-Managed Funds

Dryden Large-Cap Core Equity Fund

Dryden Total Return Bond Fund, Inc.

Jennison 20/20 Focus Fund

Jennison Blend Fund, Inc.

Jennison Natural Resources Fund, Inc.

Jennison Sector Funds, Inc.

Jennison Financial Services Fund

Jennison Health Sciences Fund

Jennison Technology Fund

Jennison Utility Fund

Jennison Small Company Fund, Inc.

Jennison Mid-Cap Growth Fund, Inc.

Jennison Value Fund

MoneyMart Assets, Inc.

Prudential Institutional Liquidity Portfolio, Inc.

Institutional Money Market Series

Prudential Investment Portfolios, Inc.

Dryden Active Allocation Fund

JennisonDryden Asset Allocation Funds

JennisonDryden Conservative Allocation Fund

JennisonDryden Moderate Allocation Fund

JennisonDryden Growth Allocation Fund

Jennison Growth Fund

Jennison Equity Opportunity Fund

Prudential World Fund, Inc.

Dryden International Equity Fund

Strategic Partners International Value Fund

Nicholas-Applegate Fund, Inc.

Strategic Partners Opportunity Funds

Dryden Strategic Value Fund

Jennison Select Growth Fund

Strategic Partners Style Specific Funds, Inc.

Jennison Conservative Growth Fund

Dryden Small Capitalization Value Fund

Target Asset Allocation Funds, Inc.

Target Conservative Allocation Fund

Target Growth Allocation Fund

Target Moderate Allocation Fund

Supplement dated April 5, 2007 to the Statement of Additional Information

This supplement amends the Statement of Additional Information of each of the funds referenced above, is in addition to any existing supplement to a Fund’s Statement of Additional Information, and amends the prior supplement to each Fund’s prospectus dated February 21, 2007.  All of the changes contained in this supplement will be effective on or about May 29, 2007.

1.             The last sentence of the second paragraph under the section captioned “Purchase, Redemption and Pricing of Fund Shares—Sale of Shares” is deleted and replaced with the following, except for the Prudential Institutional Liquidity Portfolios, Inc.:

All correspondence and documents concerning redemptions should be sent to the Fund in care of Prudential Mutual Fund Services LLC, P.O. Box 9658, Providence, Rhode Island 02940, to the Distributor or to your broker.

2.             With respect to Prudential Institutional Liquidity Portfolios, Inc. only, the last sentence of the second paragraph under the section captioned “Purchase, Redemption and Pricing of Fund Shares—Sale of Shares” is deleted and replaced with the following:

All correspondence and documents concerning redemptions should be sent to the Fund in care of Prudential Mutual Fund Services LLC, P.O. Box 9656, Providence, Rhode Island 02940, to the Distributor or to your broker.

LR00150